UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 18, 2012

Janus Capital Group Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-15253	43-1804048
(State or other jurisdiction	(Commission file	(IRS Employer
of incorporation)	number)	Identification Number)

151 DETROIT STREET

DENVER, COLORADO 80206

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code

(303) 691-3905

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting of Stockholders of Janus Capital Group Inc. (“JCG”) held on April 26, 2012, JCG’s stockholders approved and adopted an amendment to JCG’s Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) that provides for the phased-in elimination of the classification of the Board of Directors and the annual election of all directors.  The Certificate of Amendment was filed with the State of Delaware on May 18, 2012, and is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

In connection with the Certificate of Amendment filing, the Board of Directors of JCG approved the First Amendment to JCG’s Amended and Restated Bylaws (“Bylaws”) to reflect the phased-in elimination of the classification of the Board of Directors and the annual election of all directors.  The First Amendment to the Bylaws became effective upon the filing of the Certificate of Amendment with the State of Delaware on May 18, 2012, and is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits

3.1                                 Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Janus Capital Group Inc. filed on May 18, 2012

3.2                                 First Amendment to the Amended and Restated Bylaws of Janus Capital Group Inc. effective as of May 18, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Janus Capital Group Inc.

Date: May 18, 2012	By:	/s/ David W. Grawemeyer
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Document

3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Janus Capital Group Inc. filed on May 18, 2012

3.2	First Amendment to the Amended and Restated Bylaws of Janus Capital Group Inc. effective as of May 18, 2012